Exhibit 99.2

Company Contact:
Brian Meilton
(614) 643-0314
ir@oxfordresources.com

Oxford Resource Partners, LP to Participate in
UBS 2010 MLP One-on-One Conference

COLUMBUS, Ohio, August 30, 2010 – Oxford Resource Partners, LP (NYSE: OXF) (the “Company” or “Oxford”) announced that President and Chief Executive Officer Charles C. Ungurean and Chief Financial Officer Jeffrey M. Gutman will participate in the UBS 2010 MLP One-on-One Conference on Thursday, September 2, 2010 in Las Vegas.

A copy of the investor presentation will be available on September 2, 2010 in the investor relations section of the Company’s website at www.oxfordresources.com.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low cost producer of high value steam coal in Northern Appalachia and the Illinois Basin. The Company markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. As of December 31, 2009, Oxford controlled 91.6 million tons of proven and probable coal reserves, and it currently operates 17 active mines that are managed as eight mining complexes. The Company is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.oxfordresources.com. Financial and other information about us is routinely posted on and accessible at www.oxfordresources.com.

FORWARD-LOOKING STATEMENTS: Except for historical information, statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Company’s management believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Company’s dependence on a limited number of customers; the

Company’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Company’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Company’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; the Company’s ability to acquire additional coal reserves; the Company’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability and/or governmental regulations; significant costs imposed on the Company’s mining operations by extensive environmental laws and regulations, and greater than expected environmental regulation, costs and liabilities; legislation, regulatory and related court decisions and interpretations including issues related to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors; limitations in the cash distributions the Company receives from Harrison Resources, and the ability of Harrison Resources to acquire additional reserves on economical terms from CONSOL Energy in the future; the potential for inaccuracies in estimates of the Company’s coal reserves; the accuracy of the assumptions underlying the Company’s reclamation and mine closure obligations; liquidity constraints; risks associated with major mine-related accidents; results of litigation; the Company’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Company’s ability to maintain satisfactory relations with employees; and the Company’s failure to obtain, maintain or renew security arrangements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.